Exhibit 16.1

August 30, 2019

Securities and Exchange Commission

100 F Street NE

Washington, D.C.

USA 20549

Re: Noble Vici Group, Inc.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated August 30, 2019, captioned “Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to HKCM CPA & Co.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ HKCM CPA & Co.

Certified Public Accountants

Hong Kong, China